Skye Bioscience Appoints Dr. Annalisa Jenkins to Board of Directors

San Diego, California, March 4, 2024 – Skye Bioscience, Inc. (OTCQB: SKYE) ("Skye" or the "Company”), a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel classes of therapeutic drugs that modulate the endocannabinoid system, with a focus on obesity and ocular indications, is pleased to announce the appointment of Dr. Annalisa Jenkins, MBBS, FRCP, to the Company’s Board of Directors. Dr. Jenkins’ esteemed career spans more than 25 years in the global pharmaceutical, biotechnology and life science industry. She has broad experience in building and leading teams and developing strategies that have resulted in the advancement of new products across multiple disease areas from discovery through to clinical development, regulatory approval and commercialization worldwide.

Dr. Jenkins currently provides board level and consulting services to organizations across the life science and healthcare industry. She previously served as President and CEO of Plaquetec Therapeutics and of Dimension Therapeutics, leading efforts to develop novel approaches in coronary vascular and rare diseases that included a significant worldwide partnership for a gene therapy approach to hemophilia A with Bayer Pharmaceuticals.

Prior to these roles, Dr. Jenkins held senior leadership roles at Merck Serono Pharmaceuticals as Global Head of Research and Development and at Bristol-Myers Squibb as Senior Vice President Global Medical.

Dr. Jenkins sits on a number of boards across the public and private sectors and as a trustee of nonprofit organizations globally, including AVROBIO, COMPASS Pathways, MEREO Biopharmaceuticals, AFFIMED, The British Heart Foundation, The King’s Fund, Cancer Research Horizons, Genomics England and Faster Cures at the Milken Institute. As a pharmaceutical thought leader, Dr. Jenkins routinely contributes publicly on leadership with purpose, social entrepreneurship, diversity and innovation.

“We are delighted to have someone of Dr. Annalisa Jenkins’ caliber join the board of Skye,” said Punit Dhillon, CEO and Chair of Skye. "Dr. Jenkins' distinguished and diverse career goes back further than her notable positions in biotech and large pharmaceutical companies. With her astute understanding of pharmaceutical development, and her distinguished leadership in several existing and emerging life science hubs around the globe, we believe Dr. Jenkins’ guidance and presence will have a significant impact across Skye’s endeavors to develop and commercialize our novel classes of therapeutic drugs that are focused initially on obesity as well as primary open-angle glaucoma and ocular hypertension.”

Dr. Jenkins was commissioned by the British Royal Navy as a Surgeon Sub Lieutenant prior to graduating in medicine from St. Bartholomew’s Hospital in the U.K. Dr. Jenkins served as a medical officer in the British Royal Navy for nine years, achieving the rank of Surgeon Lieutenant Commander.

About Skye Bioscience
Skye is focused on unlocking the pharmaceutical potential of the endocannabinoid system to treat diseases with metabolic, inflammatory, and fibrotic processes. Backed by specialist life science investors, Skye's strategy leverages biologic targets with substantial human proof of mechanism for the development of first-in-class therapeutics with significant clinical and commercial differentiation. Skye plans to start a Phase 2 clinical trial in obesity in mid-2024 for nimacimab, a negative allosteric modulating antibody that inhibits peripheral CB1, comparing monotherapy and combination arms of nimacimab and a GLP-1R agonist. SBI-100 Ophthalmic Emulsion, a CB1 agonist, is being studied in a Phase 2 trial of patients with glaucoma and ocular hypertension, with data expected in Q2 2024. For more information, please visit: https://www.skyebioscience.com.

CONTACT
Investor Relations
ir@skyebioscience.com
858-410-0266

LifeSci Advisors, Mike Moyer
mmoyer@lifesciadvisors.com
617-308-4306

FORWARD LOOKING STATEMENTS
This release may contain forward-looking statements, including statements regarding the Company's product development programs, business strategy, and expected plans with respect to clinical trials, including the timing of patient enrollment and clinical trial data updates. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including "anticipated," "plans," "goal," "focus," "aims," "intends," "believes," "can," "could," "challenge," "predictable," "will," "would," "may" or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of the Company's most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.